Filed Pursuant to Rule 424(b)(3)
Registration No. 333-185676

TRILINC GLOBAL IMPACT FUND, LLC

SUPPLEMENT NO. 14 DATED JANUARY 7, 2015

TO THE PROSPECTUS DATED APRIL 15, 2014

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of TriLinc Global Impact Fund, LLC (the “Company”), dated April 15, 2014, as supplemented by Prospectus Supplement No. 11, dated November 17, 2014, Prospectus Supplement No. 12, dated December 5, 2014, and Prospectus Supplement No. 13, dated December 10, 2014 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

A.	To provide information regarding our public offering;

B.	To provide information regarding distributions declared;

C.	To update the section of the Prospectus titled “Business;” and

D.	To update the form of our subscription agreement in Appendix B to the Prospectus.

A.	Status of Our Public Offering

As of January 6, 2014, we had raised gross proceeds of approximately $69.3 million from the sale of approximately 7.3 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan.

B.	Declaration of Distributions

On December 16, 2014, with the authorization of our board of managers, the Company declared distributions for all classes of units for the period from December 1 through December 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On January 2, 2015, $293,860 of these distributions were paid in cash and $128,546 were reinvested in the Company’s units for those investors participating in the Company’s unit Distribution Reinvestment Plan. Some or all of the Company’s distributions have been and may continue to be paid from sources other than cash flow from operations, such as capital contributions from the Sponsor, cash resulting from a waiver or deferral of fees, and/or proceeds from this offering.

C.	Update to the Section Titled “Business”

1.	The following information updates and supplements the “Business—Investments—Overview” section of the Prospectus to provide certain information regarding the Company’s investment portfolio as of December 31, 2014

Investments

Since the Company commenced operations and through December 31, 2014, the Company has funded in excess of $75.2 million in term loans and trade finance facilities. Given the Company’s weighted average portfolio duration of less than a year, a significant portion of the secured borrower debt has paid off and been reinvested in new transactions.

Description	Sector	Country	Investment Type	Maturity[1]	Interest Rate[2]	Total Loan Commitment[3]	Total Amount Outstanding[4]	Primary Impact Objective
Agricultural Chemicals Producer[5]	Agricultural Chemicals	South Africa	Trade Finance	3/12/2015	13.00%	$10,000,000	$8,202,091	Job Creation
Agriculture Distributor[6]	Farm-Product Raw Materials	Argentina	Trade Finance	7/28/2015	9.00%	$7,000,000	$6,000,000	Job Creation
Beef Exporter[7]	Meat Products	Argentina	Trade Finance	6/4/2015	11.98%	$7,000,000	$6,000,000	Job Creation
Candle Distributor	Miscellaneous Manufacturing Industries	South Africa	Trade Finance	3/3/2015	12.75%	$1,400,000	$1,400,000	Job Creation
Cement Distributor	Cement, Hydraulic	Kenya	Trade Finance	3/17/2015	14.75%	$5,000,000	$5,000,000	Job Creation
Construction Materials Distributor	Hardware, Plumbing, and Heating Equipment	South Africa	Trade Finance	4/9/2015	12.75%	$550,000	$474,067	Job Creation
Consumer Goods Distributor	Groceries and Related Products	Namibia	Trade Finance	2/13/2015	12.00%	$2,000,000	$2,000,000	Job Creation
Dairy Co-Operative[8]	Dairy Products	Argentina	Trade Finance	2/25/2015	10.33%	$6,000,000	$5,500,000	Job Creation
Diaper Mfg.[9]	Converted Paper and Paperboard Products	Peru	Term Loan	06/15/2017	15.60%	$2,750,000	$2,750,000	Job Creation
Farm Supplies Distributor[10]	Miscellaneous Non-Durable Goods	Zambia	Trade Finance	3/1/2015	12.50%	$5,000,000	$4,330,398	Job Creation
Fruit & Nut Distributor	Groceries and Related Products	South Africa	Trade Finance	1/20/2015	17.50%	$1,250,000	$1,250,000	Job Creation
Meat Processor	Meat Products	South Africa	Trade Finance	2/28/2015	12.50%	$1,000,000	$1,000,000	Job Creation
Mine Remediation Co.[11]	Metal Mining Services	South Africa	Trade Finance	10/1/2015	17.50%	$2,500,000	$2,500,000	Job Creation
Rice & Bean Importer	Groceries and Related Products	South Africa	Trade Finance	4/28/2015	12.50%	$1,000,000	$1,000,000	Job Creation
Soybean Distributor	Fats and Oils	Argentina	Trade Finance	12/12/2014	9.02%	$3,500,000	$0	Job Creation
Sugar Producer	Field Crops, Except Cash Grains	Brazil	Term Loan	4/30/2017	12.43%	$3,000,000	$3,000,000	Capacity- Building
Textile Distributor	Apparel, Piece Goods, and Notions	South Africa	Trade Finance	3/12/2015	15.00%	$2,500,000	$2,040,887	Job Creation
Timber Exporter	Sawmills and Planing Mills	Chile	Trade Finance	6/28/2014	9.85%	$500,000	$0	Job Creation
Portfolio Totals						$61,950,000	$52,447,442

[1]	Given the nature of trade finance contracts, trade finance borrowers typically have a 30 day grace period relative to the maturity date.
[2]	Interest rates are as of December 31, 2014. Interest rates include contractual rates and accrued fees where applicable.
[3]	The total loan commitment represents the maximum amount that can be borrowed under the agreement. The actual amount drawn on the loan by the borrower may change over time. Loan commitments are subject to availability of funds and do not represent a contractual obligation to provide funds to a borrower.
[4]	The total amount outstanding represents the actual amount borrowed under the loan as of December 31, 2014. In some instances where there is a $0 balance, the borrower may have paid back the original amount borrowed under a trade finance facility and under an agreement, may borrow again.
[5]	On December 5, 2014, the Company funded $1,654,545 as part of an existing $10,000,000 trade finance facility at a fixed interest rate of 13.00% with the Agricultural Chemicals Producer. The transaction, set to mature on February 15, 2015, is supported by specific inventory.
[6]	On December 22, 2014, the Company funded $1,000,000 to the Agriculture Distributor as a part of an existing $7,000,000 revolving trade finance facility at fixed interest rate of 9.00% and collateral coverage ratio greater than or equal to 1.2x. Set to mature on July 28, 2015, this transaction is secured by the assignment of purchase contracts and receivables.

[7]	On December 22, 2014, the Company funded $2,000,000 to the Beef Exporter as a part of an existing $7,000,000 revolving trade finance facility at a fixed interest rate of 11.98%. Secured by purchase contracts and receivables, this transaction is set to mature on June 4, 2015.
[8]	The Company funded $2,000,000 to the Dairy Co-Operative as a part of an existing $6,000,000 revolving trade finance facility at a fixed interest rate of 10.33%. Secured by purchase contracts and receivables, this transaction is set to mature on February 25, 2015.
[9]	The interest rate includes 2.50% of deferred interest.
[10]	On December 1 and December 23, 2014, the Company funded $1,000,000 and $330,398, respectively, as part of an existing $5,000,000 trade finance facility at a fixed interest rate of 12.50% with the Farm Supplies Distributor engaged in the warehousing and trading of key agricultural commodities including fertilizer, maize, soya beans, ground nuts and seed. The transaction, set to mature on March 1, 2015, is supported by a purchase and repurchase agreement that is secured by inventory.
[11]	This is a revolving trade finance facility with a collateral coverage ratio greater than 2.0x.

As of December 31, 2014 the Company had exited the following investments:

Description	Sector	Country	Investment Type	Transaction Date	Transaction Amount	Payoff Date	Internal Rate of Return (“IRR”)[1]	Primary Impact Objective
Electronics Retailer	Radio, Television, Consumer Electronics, and Music Stores	Indonesia	Term Loan	7/26/2013	$5,000,000	6/17/2014	19.59%	Access to Finance
Fertilizer Distributor	Agricultural Chemicals	Zambia	Trade Finance	7/17/2014	$3,000,000	11/4/2014	12.65%	Job Creation
Food Processor	Groceries and Related Products	Peru	Term Loan	3/25/2014	$576,000	11/28/2014	14.01%	Job Creation
Frozen Seafood Exporter	Groceries and Related Products	Ecuador	Trade Finance	6/17/2013	$240,484	5/14/2014	13.49%	Job Creation
Insulated Wire Manufacturer	Rolling, Drawing, and Extruding of Nonferrous Metals	Peru	Trade Finance	5/2/2014	$1,991,000	12/2/2014	8.43%	Job Creation
International Tuna Exporter	Groceries and Related Products	Ecuador	Trade Finance	7/17/2013	$1,000,000	10/9/2013	13.58%	Job Creation
Seafood Processing Company	Miscellaneous Food Preparations and Kindred Products	Ecuador	Trade Finance	6/19/2013	$496,841	7/1/2013	13.44%	Job Creation
Portfolio Totals					$12,304,325

[1]	Given that the loan has been paid off, this investment is no longer part of the Company’s portfolio. The internal rate of return is defined as the gross average annual return earned through the life of an investment. The internal rate of return was calculated by our Advisor (unaudited) as the investment (loan advance) was made and cash was received (principal, interest and fees).

Certain Portfolio Characteristics

Total Assets (est.)	$62,927,000
Current Loan Commitments	$61,950,000
Leverage	0%
Weighted Average Portfolio Loan Size	$3,485,095
Weighted Average Portfolio Duration	0.48 years
Weighted Average Position Yield	12.7%
USD Denominated	100%
Countries	8

Top Five Investments by Percentage

Company Description	Country	% of Total Assets
Agricultural Chemicals Producer	South Africa	13%
Agriculture Distributor	Argentina	10%
Beef Exporter	Argentina	10%
Dairy Co-Operative	Argentina	9%
Cement Distributor	Kenya	8%

Investment Type	Developing Economies	Sector Diversification

2.	The following disclosure supplements the “Business—Investments—Overview—Impact Overview” section of the Prospectus to provide an impact overview of the Company’s investment portfolio as of October 31, 2014:

Impact Overview as of October 31, 2014

The Company’s borrower companies currently employ a total of 9,665 employees.

Percentage of the Borrowers that:

Comply with local environmental, labor, health, safety and business laws, standards and regulations	100%
Demonstrate their positive impact on the community through community service and/or community donations	53%
Commit to working towards implementing international environmental and health and safety best practices	100%
Implement environmentally sustainable practices including energy savings, waste reduction and/or water conservation	79%

Top Borrower Impact Objectives (total over 100% as borrowers can choose multiple)

Job Creation	95%
Agricultural Productivity & Food Security	16%
Capacity-Building	11%
Health Improvement	5%
Wage Increase	5%

Additional Borrower Impact Highlights

Percentage of employees receiving training or technical assistance	32%
Percentage of female employees	15%

3.	The following disclosure supplements the “Business—Investments—Investment Spotlight” section of the Prospectus to provide certain information regarding the Company’s investment portfolio as of December 31, 2014:

Cement Distributor

Investment Overview

Investment Type	Senior Secured Inventory and Receivable Finance
Structure	Revolving Facility
Loan Commitment Amount[1]	5,000,000
Interest Rate	14.75%
Sector	Cement, Hydraulic
Collateral Coverage Ratio[2]	1.6x
Primary Impact Objective	Job Creation

[1]	The loan commitment amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

According to the World Bank and the World Economic Forum, Kenya has positioned itself as the seventh largest economy in Sub-Saharan Africa and the largest economy in East Africa, with a GDP of $44.1 billion in 2013 and an average annual growth rate of 4.4% since 2009. However, the country’s relatively modest level of competitiveness in the global marketplace has historically prevented it from enjoying more robust economic growth. In particular, inadequate communication and transport infrastructure have created barriers to doing business at both the domestic and international levels.

In September 2014, the Company provided a $5,000,000 trade finance facility to a cement company operating in southern Kenya that is focused on enhancing the country’s transport infrastructure. Established in 2008, the borrower recently completed the construction of its first plant - a cement grinding facility that produces cement varieties for small, medium and large-scale infrastructure applications, including transport. The Company’s financing is expected to support the borrower’s continued growth through the purchase of key cement inputs and the expansion of its distribution network. As a part of this growth, the borrower also anticipates that it will grow its employee base to meet increased production demands.

Mindful of its impact on the environment, the borrower monitors its particulate matter emissions on a daily basis to ensure adherence to World Health Organization guidelines and is on track for the 2015 implementation of an ISO 14000 Environmental Management System. The borrower seeks to optimize energy efficiency through automated operations, energy storing capacitor banks, dust reduction equipment, and state-of-the-art roller press and separator technologies. The only African majority-owned cement manufacturer in Kenya, the borrower actively contributes to its surrounding communities through supporting sustainable health, environmental, educational, and recreational initiatives.

D.	Updates to the Form of Subscription Agreement in Appendix B to the Prospectus

The subscription agreement beginning on page B-1 of the Prospectus is hereby deleted in its entirety and replaced with the attached “Form of Subscription Agreement.”

TRILINC GLOBAL IMPACT FUND
Subscription Agreement
1. Investment
Amount of Subscription State of Sale
Minimum Initial Investment is $2,000
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted.
Payment will be made with: Enclosed Check Funds Wired
2. Unit Class
Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.
Class A Units Class C Units Class I Units
3. Account Type - Check One Box Only
Account Type Additional Required Documentation
Individual If TOD, Transfer on Death form
Joint Tenants (WROS)* Tenants in Common* If JTWROS TOD, Transfer on Death form
Community Property* *All parties must sign
Trust Trustee Certification form or trust documents
Estate Documents evidencing individuals authorized to act on behalf of estate
Custodial UGMA: State of: UTMA: State of: None
Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution
LLC LLC Operating Agreement or LLC Resolution
Partnership Partnership Certification of Powers or Certificate of Limited Partnership
Non-Profit Organization Formation document or other document evidencing authorized signers
Profit Sharing Plan Defined Benefit Plan Pages of plan document that list plan name, date, trustee name(s) and signatures
KEOGH Plan
Traditional IRA SEP IRA ROTH IRA For Inherited IRA indicate Decedent’s name:
Simple IRA Inherited IRA
Other (Specify)
For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 6
4. Investor Information
Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)
Primary Investor Name SSN/TIN DOB
Secondary Investor Name SSN/TIN DOB
Street Address
City State Zip Code

4. Investor Information, continued

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening) | Email

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien ☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country: ____________________

Please attach a separate sheet with the above information for each additional investor.

5. Investment Title

Please print names in which units are to be registered. **(This is the name that will appear on your statement.)**

Title Line 1

Title Line 2

6. Third Party Custodian Information

> Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name

Custodian Address

City | State | Zip Code

Custodian Telephone Number | Custodian Tax Identification Number

Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of units of TriLinc Global Impact Fund that are beneficially owned by the investor as reflected on the records of TriLinc Global Impact Fund as of the applicable record date at any meeting of the unitholders of TriLinc Global Impact Fund. This authorization shall remain in place until revoked in writing by Custodian. TriLinc Global Impact Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to TriLinc Global Impact Fund, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund's sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund's units is a suitable and appropriate investment based on information provided by you.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.	______
☐ Send distributions via check to investor's home address **(or for retirement accounts to the custodian listed in Section 6)**	______
☐ Send distributions via check to the alternate payee listed here **(not available for retirement accounts without the custodian's approval)**	______

Name

Address

City | State | Zip Code

Account Number

7. Distribution Information, continued (Choose one or more of the following options)
Direct Deposit (attach voided check) I authorize TriLinc Global Impact Fund or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TriLinc Global Impact Fund in writing to cancel it. In the event that TriLinc Global Impact Fund deposits funds erroneously into my account, TriLinc Global Impact Fund is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
Checking
Financial Institution Name % of Distribution
Savings
ABA/ Routing Number Account Number
8. Broker-Dealer, Registered Investment Advisor and Financial Representative Information
Broker-Dealer Name
Representative Name
Rep Number
Representative’s Firm Name
Branch ID
Representative’s Address
Representative’s City
State
Zip Code
Representative’s Phone Number
Representative’s Fax Number
Representative’s E-mail Address
This Subscription was made as follows:
Through a participating Broker-Dealer Units are being purchased net of commissions
(Class A and Class C Units only)
Through a participating RIA* unaffiliated with a participating Broker-Dealer
*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.
Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.
Account to be combined with:
Investor Name:
Account Number:
SSN/TIN:
**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.
Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber. Financial
Representative Signature Date
Branch Manager Signature (if required by Broker-Dealer) Date
9. Limited Liability Company Agreement
By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TriLinc Global Impact Fund to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.
10. Electronic Delivery (Optional)
Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.
11. Subscriber Signatures
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of TriLinc Global Impact Fund, LLC has been delivered or made available to me. In addition,
I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TriLinc Global Impact Fund’s website.

11. Subscriber Signatures, continued
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
Owner Co-Owner 4. I am purchasing the units for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.
Owner Co-Owner 6. California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.
Owner Co-Owner 9. Kentucky: In addition to the minimum suitability standards described above, all Kentucky residents who invest in the issuer must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in the issuer to 10% of his or her liquid net worth.
Owner Co-Owner 10. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 11. Massachusetts: In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 12. Nebraska: In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 13. New Jersey: In addition to the suitability standards described above, New Jersey investors must limit their investment in the issuer, the issuer’s affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 14. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.
Owner Co-Owner 15. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

11. Subscriber Signatures, continued
Owner Co-Owner 16. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 17. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.
Owner Co-Owner 18. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 19. Tennessee: In addition to the suitability standards above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents’ investment in the issuer must not exceed ten percent (10%) of their liquid net worth.
Owner Co-Owner 20. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUS.
The undersigned hereby applies to purchase units in TRILINC GLOBAL IMPACT FUND, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor Date
Signature of Joint Investor or Date
Third Party Custodian
The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail Overnight Mail Subscription Agreements Payment may be wired to:
Investment Processing Department Investment Processing Department may be faxed to: UMB Bank, N.A.
c/o DST Systems, Inc. c/o DST Systems, Inc. 855.223.2474 1010 Grand Boulevard, 4th Floor
P.O. Box 219731 430 W. 7th Street Kansas City, MO 64106
Kansas City, MO 64121-9731 Kansas City, MO 64105 ABA #: 101000695
Toll Free: 877.907.1148 Toll Free: 877.907.1148 Account #: 9871916944
FAO: (Include Account Title)
12/14 TL0007-K

TRILING GLOBAL
IMPACT FUND
Investor Instructions
1. Investment
PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.
You must initially invest at least $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.
2. Unit Class
Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.
3. Account Type - Check One Box Only
Please check the appropriate box to indicate the account type of the subscription.
4. Investor Information
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including TriLinc Global, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.
Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.
All investors must provide a taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct. Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)
5. Investment Title
Please print the exact name(s) in which units are to be registered.
For trusts, include the name of the trust and the name of the trustee.
For qualified plans, include the custodian name, plan name, and individual name, if applicable.
For IRAs, include the custodian name and individual name. For entities, include the entity name.
6. Third Party Custodian Information
Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.
Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.
If you wish to purchase units through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the TriLinc Global Impact Fund Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.
Over Please

7. Distribution Information (Choose one or more of the following options)
PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify TriLinc Global Impact Fund in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund’s sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund’s units is a suitable and appropriate investment based on information provided by you.
Complete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address of record. Retirement accounts may not direct distributions without the third party custodian’s approval.
8. Broker-Dealer, Registered Investment Advisor and Financial Representative Information
PLEASE NOTE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.
Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or
Registered Investment Advisor that he or she:
• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
• has discussed the investor’s prospective purchase of units with such investor;
• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related to the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;
• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
• has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 3, and
• has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of six years.
9. Limited Liability Company Agreement
By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize TriLinc Global Impact Fund to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.
10. Electronic Delivery (Optional)
Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund, LLC. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.
11. Subscriber Signatures
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if an Oklahoma resident you must also initial paragraph (17), if a Oregon resident you must also initial paragraph (18), if a Tennessee resident you must also initial paragraph (19) and if a Texas resident you must also initial paragraph (20). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148
Subscription Agreements
may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)
12/14
TL0008-C

TRILINC GLOBAL IMPACT FUND Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo
Subscription Agreement
This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN.
1. Investment
Amount of Subscription: State of Sale:
Minimum Initial Investment for TGIF, Product 1, Product 2 & Product 3 Only is $2,000 ($2,500 - New York for Product 3 Only) Minimum Initial Investment for Product 4 Only is $2,500 Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.
Payment will be made with:
Enclosed Checks
Funds Wired
Funds to Follow
TriLinc Global Impact Fund (TGIF)
Product 1 (Product 1)
Product 2 (Product 2)
Product 3 (Product 3)
Product 4 (Product 4)
Investment Amount
Investor hereby (1) acknowledges and agrees that, in the event that Investor subscribes for shares and/or units of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (each an “Issuer”) pursuant to this subscription agreement, this subscription agreement and the information set forth herein will be provided to each Issuer whose shares and/or units Investor subscribes for and, as necessary, the advisors, agents and affiliates of each such Issuer, and (2) consents to this subscription agreement and the information set forth herein being so provided to each Issuer whose shares and/or units Investor subscribes for.
2. Share Class (Product 3 Only)
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
Class A Shares Class T Shares
3. Unit Class (TGIF Only)
Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.
Class A Units Class C Units Class I Units
4. Share Class (Product 2 Only)
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
Class A Shares Class C Shares Class I Shares
5. Share Class (Product 4 Only)
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
Class A Shares Class B Shares

6. Account Type - check one box only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign	
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: ______	☐ UTMA: State of: ______	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan			
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent's name: ______________________________
☐ Simple IRA	☐ Inherited IRA		
☐ Other (Specify) ______________________			

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 13

7. Investor Information (TGIF, Product 1, Product 2 & Product 3 Only)

Investor #1 Name SSN/Tax ID DOB

Investor #2 Name SSN/Tax ID DOB

Street Address

City State Zip Code

Mailing Address (optional)

City State Zip Code

Phone (day) Phone (evening)

E-mail

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ______________________ ☐ Check here if you are subject to backup withholding

8. Investment Title - SSN or TIN Required (TGIF, Product 1, Product 2 & Product 3 Only)

Please print names in which shares of common stock and/or units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same." **(This is the name that will appear on your statement.)**

Title Line 1

Title Line 2

SSN/TIN

9. Individual or Joint Account (Product 4 Only)
For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.
Name of primary account owner Social Security number Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable) City State ZIP
Mailing address (if different) City State ZIP
Daytime phone number Extension E-mail address
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer City State ZIP
If you checked not-employed or retired, please provide source of income:
Name of second joint owner (if any) Social Security number Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable) City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer City State ZIP
If you checked not-employed or retired, please provide source of income:
Please attach a separate sheet with the above information for each additional owner.
10. Entity Account (Product 4 Only)
Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)
For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?
* Select one: Yes No
If yes, please explain:
Name of legal entity Social Security number OR Tax ID number
Street address of legal entity (P.O. Box not acceptable) City State ZIP
Mailing address (if different) City State ZIP
Daytime phone number Extension E-mail address
Date of trust agreement (for trusts only) – MM/DD/YYYY

10. Entity Account (Product 4 Only), continued
Name of trustee/authorized signer
Social Security number of trustee/authorized signer
Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)
City State ZIP
Mailing address (if different)
City State ZIP
Daytime phone number Extension E-mail address
US Citizen Resident alien If resident alien, please provide country of citizenship:
Name of co-trustee/authorized signer
Social Security number of co-trustee/authorized signer
Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)
City State ZIP
Mailing address (if different)
City State ZIP
Daytime phone number Extension E-mail address
US Citizen Resident alien If resident alien, please provide country of citizenship:
FOR A TRUST ACCOUNT
Check here if the grantor/settlor is the same as the trustee
For trust accounts, name of grantor/settlor (if different from trustee)
Social Security number of grantor/settelor
Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)
City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.
FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)
Please provide the industry in which the legal entity operates:
For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)
Name
Social Security number
Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)
City State ZIP
US Citizen
Resident alien If resident alien, please provide country of citizenship:
Name
Social Security number
Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)
City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

11. UGMA/UTMA Account (Product 4 Only)
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.
Name of minor
Social Security number
Date of birth of minor– MM/DD/YYYY
Street address (P.O. Box not acceptable)
City State ZIP
US Citizen
Resident alien If resident alien, please provide country of citizenship:
Name of custodian
Social Security number of custodian
Date of birth of custodian– MM/DD/YYYY
US residential address (P.O. Box not acceptable)
City State ZIP
Mailing address (if different)
City State ZIP
Daytime phone number
Extension E-mail address
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer
City State ZIP
If you checked not-employed or retired, please provide source of income:
12. Retirement/Savings Plan (Product 4 Only)
CUSTODIAN/TRUSTEE
Name of custodian/trustee
Tax ID number
US business address
City State ZIP
Mailing address (if different)
City State ZIP
Daytime phone number
Extension E-mail address
PARTICIPANT/EMPLOYEE
Name of participant/employee
Social Security number
Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)
City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation
Name of employer
Address of employer
City State ZIP
If you checked not-employed or retired, please provide source of income:

13. Third Party Custodian Information
Make checks payable to the custodian and send ALL paperwork directly to the custodian.
Custodian Name
Custodian Address 1
Custodian Address 2
Custodian City
State Zip Code
Custodian Telephone Number
Custodian Tax Identification Number
Investor’s Account Number with Custodian
Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of common stock of Product 2 and/or Product 1 and/or Product 3 and/or Product 4 and/or units of TGIF that are beneficially owned by the investor as reflected on the records of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 as of the applicable record date at any meeting of the stockholders of Product 2 and/or Product 1 and/or Product 3 and/or Product 4 and/or unitholders of TGIF. This authorization shall remain in place until revoked in writing by Custodian. TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.
14. Distribution Information (Choose one or more of the following options)
If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 7 and/or 9. IRA accounts may not direct distributions without the custodian’s approval.
If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, as applicable, you will promptly provide written notification to:
TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105. This request in no way shifts the responsibility of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.
% of Distribution
I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for TGIFand/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4
Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 13)
Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)
Name Address City State Zip Code Account Number
Direct Deposit (Attach Voided Check) I authorize TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing to cancel it. In the event that TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 deposits funds erroneously into my account, TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
Checking
Financial Institution Name
% of Distribution
Savings
ABA/ Routing Number
Account Number

15. Broker - Dealer, Registered Investment Advisor and Financial Representative Information
Broker-Dealer Name
Representative Name Rep Number
Representative’s Firm Name Branch ID
Representative’s Address
Representative’s City State Zip Code
Representative’s Phone
Representative’s Fax Number
Representative’s E-mail Address
This Subscription was made as follows:
Through a participating Broker-Dealer
Shares and/or units are being purchased net of up front commissions
(Class A and Class C units only for TGIF and/or Class A shares only for Product 2 and/or Product 3 and/or Product 4)
Through a participating RIA* unaffiliated with a participating Broker-Dealer
* RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.
Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.
Account to be combined with:
Investor Name:
Account Number:
SSN/TIN:
** Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.
Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Product 3 and/ or Product 1 and/or Product 2 and/or TGIF and/or Product 4 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.
Financial Representative Signature Date
(If required by Broker-Dealer) Date
Branch Manager Signature
16. Limited Liability Company Agreement (Product 2 & TGIF Only)
By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Product 2 and/or TGIF to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.
17. Electronic Delivery (Optional)
Instead of receiving paper copies of the Prospectus for Product 3 and/or Product 1 and/or Product 4, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.
By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3 and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/ or Product 4 send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.
By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
For TGIF and/or Product 2 only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder and/or shareholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund and/or Product 2. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com and/or www.Product2.com.
Signature of Investor:
Date:
Electronic Delivery Acknowledgement Only
Signature of Joint Investor:
Date:
E-mail: (If blank - email from Section 7 and/or 9 will be used)

18. Subscriber Signatures for Product 3
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I (we) have received the final Prospectus of Product 3 at least five business days before signing the Subscription Agreement.
Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.
Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 7. Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
Owner Co-Owner 8. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 9. Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
Owner Co-Owner 10. New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
Owner Co-Owner 11. North Dakota: North Dakota investors must re present that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
Owner Co-Owner 12. Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 13. Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth in us and our affiliates.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 3 REIT II WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
19. Subscriber Signatures for Product 1
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.
Owner Co-Owner 7. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 8. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 10. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 11. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

19. Subscriber Signatures for Product 1, continued
Owner Co-Owner 12. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)
Owner Co-Owner 13. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 14. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).
Owner Co-Owner 15. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.
By signing below, you also acknowledge that:
You do not expect to be able to sell your shares regardless of how we perform.
If you are able to sell your shares, you will likely receive less than your purchase price.
We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
You may not have access to the money you invest for an indefinite period of time.
An investment in our shares is not suitable for you if you need access to the money you invest.
Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

20. Subscriber Signatures for TGIF
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of TGIF has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TGIF’s website.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
Owner Co-Owner 4. I am purchasing the units for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.
Owner Co-Owner 6. California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.
Owner Co-Owner 9. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.
Owner Co-Owner 11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 12. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 13. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

20. Subscriber Signatures for TGIF, continued
Owner Co-Owner 14. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 15. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.
The undersigned hereby applies to purchase units in TGIF in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
21. Subscriber Signatures for Product 2
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Product 2’s website.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

21. Subscriber Signatures for Product 2, continued
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.
Owner Co-Owner 9. Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.
Owner Co-Owner 11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.
Owner Co-Owner 12. Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).
Owner Co-Owner 13. Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF PRODUCT 2 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.
The undersigned hereby applies to purchase shares in Product 2 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
22. Subscriber Signatures for Product 4
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I have received the final Prospectus of Product 4 at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through Product 4’s website and toll-free automated telephone line.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

22. Subscriber Signatures for Product 4, continued
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of Product 4 and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 8. New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 9. Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 4 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.
Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.
Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.
Signature of Investor Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian Date

MAILING/PAYMENT INSTRUCTIONS
PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.
PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for Product 3
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for Product 3
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A. as Escrow Agent for “Product 3”
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
TGIF INVESTORS: The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued
Product 2 INVESTORS: Once the applicable minimum offering amount has been raised for Product 2, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 2, can be included as a check made payable to Product 2 or wired to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
Product 2 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for Product 2
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for Product 2
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for Product 2
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for Product 4
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for Product 4
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for Product 4
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
12/14 SC0183-C

TRILINC GLOBAL
IMPACT FUND
Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo
Investor Instructions
This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN.
Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.
1. Investment
PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.
A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for Product 3 only. For Product 4 only, a minimum initial investment of $2,500 is required. In no event shall any investment be less than $100.
2. Share Class (Product 3 Only)
Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.
3. Unit Class (TGIF Only)
Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.
4. Share Class (Product 2 Only)
Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.
5. Share Class (Product 4 Only)
Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.
6. Account Type - Check One Box Only
Please check the appropriate box to indicate the account type of the subscription.
7. Investor Information (TGIF, Product 1, Product 2, Product 3 Only)
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.
Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.
All investors must provide a taxpayer identification number or social security number. By signing in Section 18 and/or 19 and/or 20 and/or 21, you are certifying that this number is correct.
8. Investment Title (TGIF, Product 1, Product 2, Product 3 Only)
Please print the exact name(s) in which shares and/or units are to be registered.
For trusts, include the name of the trust and the name of the trustee.
For qualified plans, include the custodian name, plan name, and individual name, if applicable.
For IRAs, include the custodian name and individual name.
For entities, include the entity name.
9. Individual or Joint Account (Product 4 Only)
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.
You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.
Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 22, you are certifying that this number is correct.

10. Entity Account (Product 4 Only)
If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. Product 4 reserves the right to require additional documents on future transactions.
Please note this is not an all inclusive list of documents.
Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.
You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.
Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s) For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.
For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.
Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust
Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws
Financial institution regulated by a federal regulator: Registration certificate
Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days
Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
Estate: Appointment of executor(trix) certified within 60 days
Bank regulated by a state bank regulator: Registration certificate
Publicly traded company: (Please provide company’s CUSIP number)
Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)
11. UGMA/UTMA Account (Product 4 Only)
Complete this section for UGMA/UTMA accounts.
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.
12. Retirement/Savings Plan (Product 4 Only)
Complete this section for Retirement/Savings Plan accounts.
13. Third Party Custodian Information
Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.
Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.
If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of Product 3 only or for joint purchases with Product 1 and/or Product 2 and/or TGIF and/or Product 4; however, we do not require that you use our IRA custodian.
If you would like to establish a new IRA account with First Trust Retirement, TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, Product 3 will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager.
14. Distribution Information (Choose one or more of the following options)
PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/ or Product 4, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for TGIF and/or Product 1 and/or Product 2 and/ or Product 3 and/or Product 4 in writing of that fact. This request in no way shifts the responsibility of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/ or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.
Complete this section to enroll in the Distribution Reinvestment Plan of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 8. IRA accounts may not direct distributions without the custodian’s approval.)

15. Broker - Dealer and Registered Representative Information
PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.
Required Representations: By signing Section 15, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:
has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
has discussed the investor’s prospective purchase of shares and/or units with such investor;
has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 7 and/or 9; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.
16. Limited Liability Company Agreement (Product 2 & TGIF Only)
By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Product 2 and/or TGIF to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.
17. Electronic Delivery (Optional)
Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.
By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/ or Product 4 send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.
By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
For TGIF and/or Product 2 only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder and/or shareholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund and/or Product 2. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com and/or www.Product2.com.
18. Subscriber Signatures for Product 3
Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Missouri resident you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10) if a North Dakota resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12) and if an Oregon resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Product 3 Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards.
By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

19. Subscriber Signatures for Product 1
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New
Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oklahoma resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13), if an Oregon resident you must also initial paragraph (14) and if a Texas resident you must also initial paragraph (15). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
20. Subscriber Signatures for TGIF
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New
Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13), if a Oregon resident you must also initial paragraph (14) and if a Texas resident you must also initial paragraph (15). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
21. Subscriber Signatures for Product 2
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New
Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oklahoma resident you must also initial paragraph (12) and if an Oregon resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
22. Subscriber Signatures for Product 4
Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a New Mexico resident you must also initial paragraph (8) and if an Ohio resident you must also initial paragraph (9). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING/PAYMENT INSTRUCTIONS
PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated
Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.
PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements
may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to
Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent
for Product 3
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent
for Product 3
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements
may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A. as Escrow Agent for “Product 3” 1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106 ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements
may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
TGIF INVESTORS: The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements
may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued
Product 2 INVESTORS: Once the applicable minimum offering amount has been raised for Product 2, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 2, can be included as a check made payable to Product 2 or wired to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
Product 2 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of
Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent
for Product 2
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent
for Product 2
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for Product 2 1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106 ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:
Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of
Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent
for Product 4
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent
for Product 4
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for
Product 4
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)
12/14
SC0184-C

TRILINC GLOBAL
IMPACT FUND
Additional Subscription
This form may be used by any current investor in TriLinc Global Impact Fund who desires to purchase additional units of TriLinc Global Impact Fund. Investors who acquired units through a transfer of ownership or transfer on death and wish to make additional investments must complete the TriLinc Global Impact Fund Subscription Agreement.
Please note that the distribution payments on the additional units will be applied in the same manner as indicated in the TriLinc Global Impact Fund Subscription Agreement unless you indicate otherwise by requesting and attaching an Account Update Form and specifying a different distribution option.
1. Investment Information
Amount of Subscription
State of Sale
Minimum Additional Investment is $500.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.
Payment will be made with:
Enclosed Check
Funds Wired
2. Account Number
Account Number
3. Investor Information- SSN or TIN Required
Please print name in which units are registered.
Title Line 1
Title Line 2
Primary SSN/TIN
Secondary SSN/TIN
Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)
Primary Investor Name
SSN/TIN
DOB
Secondary Investor Name
SSN/TIN
DOB
Please indicate if mailing address has changed since initial investment in TriLinc Global Impact Fund
Yes
No
If “yes,” please print new address below:
Street Address
City
State
Zip Code
4. Broker-Dealer, Registered Investment Advisor and Financial Representative Information
Broker-Dealer Name
Representative Name
Rep Number
Representative’s Firm Name
Branch ID
Representative’s Address
Representative’s City
State
Zip Code
Representative’s Phone Number
Representative’s Fax Number
Representative’s E-mail Address

4. Broker-Dealer, Registered Investment Advisor and Financial Representative Information, continued
This Subscription was made as follows:
Through a participating Broker-Dealer
Units are being purchased net of commissions
(Class A and Class C Units only)
Through a participating RIA* unaffiliated with a participating Broker-Dealer
*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.
Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.
Account to be combined with:
Investor Name:
Account Number:
SSN/TIN:
**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.
Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber.
Financial Representative Signature
Date
Branch Manager Signature (if required by Broker-Dealer)
Date
5. Investor Signatures
By signing below, you represent that you meet the applicable investor suitability standards set forth in the current prospectus, as supplemented, for TriLinc Global Impact
Fund, LLC (TGIF), including (1) the minimum net worth and gross annual income standards and (2) any applicable state specific suitability standards based on your state of residence. You also represent that you are subject to all investor representations set forth in the Subscription Agreement attached to the prospectus as Appendix B.
Signature of Investor
Date
Signature of Joint Investor or
Date
Third Party Custodian
Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.
The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148
Overnight Mail
Investment Processing Department c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944
FAO: (Include Account Title)
12/14
TL0010-E